Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-131026, 333-119102 and 333-133088) of NeoMagic Corporation;

(2) Registration Statement (Form S-8 Nos. 333-119093, 333-30843, 333-57217, 333-88383, 333-50406, 333-70222, 333-102231, and 333-109023) of NeoMagic Corporation;

of our report dated April 22, 2005, with respect to the consolidated financial statements and schedule of NeoMagic Corporation, for each of the two years in the period ended January 30, 2005 included in this Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended January 29, 2006.

/s/ Ernst & Young LLP

San Jose, California

October 26, 2006